EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Cimetrix Files SEC Schedule 13E-3 and Announces Plan to Go Private
Significant Cost Savings Will Be Used to Better Serve Customers and Grow the Business

SALT LAKE CITY, UT — October 1, 2014 — Cimetrix Incorporated (OTCQB: CMXX, www.cimetrix.com), a leading provider of factory automation and equipment control software solutions for the global semiconductor, photovoltaic, LED, and other electronics industries, announced today its intent to become a private company. The Company’s strong financial performance over the past five years has put it in position such that it can use its cash to go private with no significant change in ownership and no change in control.

The Company is going private because it believes the costs associated with being a fully reporting, Sarbanes-Oxley (SOX) compliant public company in the U.S. are not justified by the benefits. In addition, starting in 2015 the costs of being listed on a public exchange will increase. By going private, the company will be able to invest these cost savings back into the business, which will allow the Company to better serve its customers and increase its focus on developing new products to grow its markets.

Because the Company has been profitable for the past five years, it is able to go private using its own cash for this transaction. This means that the primary ownership will remain the same and there will be no change of control, with the same management team and employees working hard to serve our customers and shareholders.

 “We took a long, hard look at our business model, where we are going, and what was most important to our customers and shareholders,” stated Bob Reback, president and chief executive officer. “The Company has been spending an average of $250,000 annually in order to be a public company, and those costs are going to increase in 2015 and every year thereafter. We decided we could better serve our shareholders and customers by using these cost savings to invest in our business. We believe this money can be better used to expand our product line and invest in new product development, marketing, and sales. By doing so, we will further strengthen the Company’s product portfolio, revenue growth and cash position, which ultimately will make the company more valuable for our shareholders.”

Mr. Reback continued, “It was important to create a plan that treats all shareholders the same, while also being fair and equitable.”

The plan has been approved by the Cimetrix Board of Directors and is fully disclosed in the SEC Schedule 13E-3 filing, which is available at www.sec.gov. This timing and execution of the plan is subject to regulatory and other approvals. The Company anticipates that it can receive the necessary approvals and meet the requirements to become a private company by the end of 2014.

About Cimetrix Incorporated
Cimetrix (OTCQB: CMXX) develops and supports factory automation software products for the global semiconductor, photovoltaic, LED, and other electronics industries. Cimetrix factory connectivity software allows for rapid and reliable implementation of the SEMISECS/GEM, GEM300, PV2, and EDA standards. Our flexible equipment control framework software is the latest technology that enables equipment suppliers to design and implement their supervisory control, material handling, operator interface, platform and process control, and automation requirements of manufacturing facilities. Cimetrix products can be found in virtually every 300mm semiconductor factory worldwide and include CIMControlFramework™, CIMConnect™, CIM300™, and CIMPortal™ Plus. The added value of Cimetrix passionate Support and Professional Services delivers an outstanding solution for precision equipment companies worldwide.

Cimetrix is an active member in both Semiconductor Equipment and Materials International (SEMI), including the SEMI PV Group, and SEMATECH.

For more information, please visit www.cimetrix.com.

Safe Harbor Statement:
The matters discussed in this news release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements about the Company’s prospects for future growth and results of operations are forward-looking statements. The comments made by the Company's senior management in regards to future revenue and results are based on current expectations and involve risks and uncertainties that may adversely affect expected results including but not limited to recovery of the economic markets into which the Company sells products, increased capital expenditures by semiconductor chip manufacturers, market acceptance of the Company’s products, the timing and degree of adoption of Interface A by the semiconductor industry, the ability of the Company to control its costs associated with providing products and services, the mix between products and services (which generally have higher associated costs of revenue) provided by the Company, the competitive position of the Company and its products, which include CODE, CIMConnect, CIM300 and CIMPortal product families, the economic climate in the markets in which the Company’s products are sold, technological improvements, and other risks discussed more fully in filings by the Company with the Securities and Exchange Commission.  Many of these factors are beyond the control of the Company.  Reference is made to the Company's most recent filing on Form 10-K, which further details such risk factors.

# # #
Company Contact
Rob Schreck
Cimetrix Incorporated
Phone: (801) 256-6500
rob.schreck@cimetrix.com